As filed with the Securities and Exchange Commission on September 1, 2000

                                                           Reg. No. 333-
                                                                         ------
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           the Securities Act of 1933

                           --------------------------

                       SPECIALTY EQUIPMENT COMPANIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                   36-3337593
  (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                       1245 Corporate Boulevard, Suite 401
                             Aurora, Illinois 60504


              (Address and Zip Code of Principal Executive Offices)
                        --------------------------------


                       SPECIALTY EQUIPMENT COMPANIES, INC.

                       EXECUTIVE LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)
                        --------------------------------

                                Robert R. Friedl
                             Chief Financial Officer
                       Specialty Equipment Companies, Inc.
                       1245 Corporate Boulevard, Suite 401
                             Aurora, Illinois 60504
                                 (630) 585-5111
                      (Name, Address, and Telephone Number,
                   Including Area Code, of Agent For Service)

                       ---------------------------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                  PROPOSED MAXIMUM        PROPOSED MAXIMUM          AMOUNT OF
   TITLE OF SECURITIES        AMOUNT TO BE       OFFERING PRICE PER      AGGREGATE OFFERING     REGISTRATION FEE
     TO BE REGISTERED        REGISTERED (1)           SHARE (2)              PRICE (2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share              1,000,000 Shares         $26.8125              $26,812,500              $7,078.50
====================================================================================================================

     (1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminable number of additional shares of Common Stock as may be issued pursuant to the anti-dilution provisions of the Specialty Equipment Companies, Inc. Executive Long-Term Incentive Plan.

     (2) Calculated pursuant to Rules 457(h)(1) and Rule 457(c), based on the average of the high and low prices reported for the Registrant's common stock on the New York Stock Exchange on August 28, 2000.

===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.      Plan Information*.

Item 2.      Registrant Information and Employee Plan Annual Information*.






*Information required by Part I to be contained in a Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b) promulgated under the Securities Act of 1993, as amended (the "Securities Act") and Note I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by Specialty Equipment Companies, Inc. (the "Company") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     1. The Company's Annual Report on Form 10-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for the fiscal year ended January 31, 2000, filed with the Securities and Exchange Commission (the "Commission") on April 24, 2000.

     2. The Company's Quarterly Report on Form 10-Q under the Exchange Act for the quarterly period ended April 30, 2000, filed with the Commission on June 12, 2000.

     3. The description of the Company's common stock, par value $.01 per share ("Common Stock") under the caption "Description of Securities to be Registered" in the Company's Registration Statement on Form 8-A under the Exchange Act, filed with the Commission on December 28, 1998.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4:  DESCRIPTION OF SECURITIES

     Not applicable.


ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and such person was not adjudged liable to the corporation, and provided further that despite being adjudged liable to the corporation a court of competent jurisdiction may find that such person is entitled to indemnification. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Bylaws of the Company provide that directors and officers shall be indemnified as described above in this paragraph to the fullest extent permitted by the DGCL; provided, however, that any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person shall be indemnified only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains a policy of directors' and officers' liability insurance.

     The Certificate of Incorporation of the Company provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for a breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL), or (iv) for any transaction from which the director derived an improper personal benefit.


     The Company has entered into indemnification agreements with each of its directors and certain of its officers to provide such persons with indemnification to the fullest extent permitted by Delaware law with respect to any liabilities, costs or expenses in connection with any legal proceedings in which such person becomes, or has become involved, as a result of their employment or service with the Company.


ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8:  EXHIBITS

      3.1 Amended and Restated Certificate of Incorporation of the Company (Incorporated herein by reference to Exhibit 3.1(i) to the Company's Form 8-K filed with the Securities and Exchange Commission on May 12, 1994 (File No. 0-22798))

      3.2 Amended and Restated By-Laws of the Company (Incorporated herein by reference to Exhibit 3.1(ii) to the Company's Form 8-K filed with the Securities and Exchange Commission on May 12, 1994 (File No. 0-22798))

      4.1         Specimen certificate representing the Company's Common Stock

      5.1         Opinion of Sonnenschein Nath & Rosenthal

      23.1        Consent of Sonnenschein Nath & Rosenthal (included in
                  Exhibit 5.1)

      23.2        Consent of KPMG LLP

      24.1 Power of Attorney (set forth on the signature page of this Registration Statement)

      99.1 Specialty Equipment Companies, Inc. Executive Long-Term Incentive Plan (Incorporated herein by reference to Appendix A to the Company's Schedule 14A filed with the Securities and Exchange Commission on April 16, 1999 (File No. 001-14743))


ITEM 9.  UNDERTAKINGS

The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed or any material change to such information in this Registration Statement (or the most recent post-effective amendment thereof).

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act each post-effective amendment shall be deemed a new registration statement relating to the securities offered hereby, and the offering of such securities at that time shall be treated as the initial bona fide offering thereof.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered hereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aurora, State of Illinois, on August 23, 2000.


                     SPECIALTY EQUIPMENT COMPANIES, INC.

                     By:  /s/ JEFFREY P. RHODENBAUGH
                          ----------------------------------------------------
                              Jeffrey P. Rhodenbaugh
                              President, Chief Executive and Operating Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffery P. Rhodenbaugh and Robert R. Friedl and each of them singly, his attorneys in fact, with full power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933 this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.



     August 23, 2000

                        /s/ JEFFREY P. RHODENBAUGH
                        -------------------------------------------------------
                        Jeffrey P. Rhodenbaugh
                        President, Chief Executive and Chief Operating Officer and Director (principal executive officer)

                        /s/ ROBERT R. FRIEDL
                        -------------------------------------------------------
                        Robert R. Friedl
                        Chief Financial Officer
                        (principal financial and accounting officer)

                        /s/ DANIEL B. GREENWOOD
                        -------------------------------------------------------
                        Daniel B. Greenwood
                        Chairman of the Board and Director

                        /s/ WILLIAM E. DOTTERWEICH
                        -------------------------------------------------------
                        William E. Dotterweich
                        Director

                        /s/ KEVIN E. GLAZER
                        -------------------------------------------------------
                        Kevin E. Glazer
                        Director

                        /s/ MALCOLM I. GLAZER
                        -------------------------------------------------------
                        Malcolm I. Glazer
                        Director

                        /s/ AVARAM A. GLAZER
                        -------------------------------------------------------
                        Avram A. Glazer
                        Director

                        /s/ CHARLES E. HUTCHINSON
                        -------------------------------------------------------
                        Charles E. Hutchison
                        Director

                        /s/ RICHARD A. KENT
                        -------------------------------------------------------
                        Richard A. Kent
                        Director

                        /s/ BARRY L. MACLEAN
                        -------------------------------------------------------
                        Barry L. MacLean
                        Director

                                INDEX TO EXHIBITS
                                -----------------

Exhibit
 Number                      Description of Exhibit
-------                      ----------------------

  3.1 Amended and Restated Certificate of Incorporation of the Company (Incorporated herein by reference to Exhibit 3.1(i) to the Company's Form 8-K filed with the Securities and Exchange Commission on May 12, 1994 (File No. 0-22798))

  3.2 Amended and Restated By-Laws of the Company (Incorporated herein by reference to Exhibit 3.1(ii) to the Company's Form 8-K filed with the Securities and Exchange Commission on May 12, 1994 (File No. 0-22798))

  4.1    Specimen certificate representing the Company's Common Stock

  5.1    Opinion of Sonnenschein Nath & Rosenthal

  23.1   Consent of Sonnenschein Nath & Rosenthal (included in Exhibit 5.1)

  23.2   Consent of KPMG LLP

  24.1 Power of Attorney (set forth on the signature page of this Registration Statement)

  99.1 Specialty Equipment Companies, Inc. Executive Long-Term Incentive Plan (Incorporated herein by reference to Appendix A to the Company's
         Schedule 14A filed with the Securities and Exchange Commission on April 16, 1999 (File No. 001-14743))